UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 20, 2019

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2019 Bright Mountain Media, Inc., (OTCQB: BMTM), a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform, announced today that effective August 15, 2019, it closed the previously announced Share Exchange Agreement and Plan of Merger (the “Merger”) to acquire Slutzky & Winshman Ltd. d/b/a/ S&W Media Group (“S&W”) in a cash and stock transaction.

S&W, headquartered in Tel Aviv, Israel, is a data-driven marketing company, which utilizes programmatic solutions for over the top, or (“OTT”), video and mobile advertising. Leveraging machine learning data, S&W provides technology for content creators to deploy, distribute and monetize their content. Israel is known globally as a digital advertising and innovation hub. With the addition of S&W Media, Bright Mountain Media, Inc. now has a solid presence in the heart of the hub, Tel Aviv.

Pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth therein, on the closing date (the “Closing”), we acquired all of the outstanding shares of S&W (the “S&W Shares”) from the S&W shareholders in exchange for (i) an aggregate of 13,000,000 shares of our common stock (the “Consideration Shares”), and (ii) promissory notes (the “Notes”) in the aggregate principal amount of $750,000 (collectively, the “Purchase Price”).

In addition, at Closing S&W entered into a two-year employment agreement with Joey Winshman to serve as its Chief Marketing Officer. At the same time, Mr. Winshman was appointed to our board of directors. At Closing we also entered into two-year Consulting Agreements with Messrs. Nadav Slutsky and Eli Desatnik.

As is customary following the closing and upon regulatory approval from the Israeli Government, the merger will become effective.

Exhibit No.	Exhibit Description
99.1	Bright Mountain Media, Inc. Announces Closing Share Exchange and Plan of Merger to Acquire Slutzky & Winshman Ltd. d/b/a S&W Media Group.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

3